SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 27 2002

P-COM, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-25356	77-0289371
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3175 S. Winchester Boulevard, Campbell, California             95008
    (Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code    (408) 866-3666

None
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

P-Com, Inc. will implement a one-for-five reverse stock split to be effective June 27, 2002. In connection with the reverse stock split P-Com’s authorized common stock is being reduced from 345,000,000 to 69,000,000. Every five shares of common stock the stockholders now hold will be combined into one share of (post-reverse-split) common stock, with fractional shares to be paid in cash. The natural effect of a reverse stock split would be to increase the public market trading price of the stock in proportion to the size of the reverse split; however, there can be no assurance that a price increase will occur, if it does occur, that it can or will be maintained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-COM, INC.

DATE:    July 9, 2002

By:	/s/ GEORGE P. ROBERTS
Name: George P. Roberts Title: Chairman and Chief Executive Officer